UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2006

SCICLONE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer)
incorporation)		Identification No.)

901 Mariner’s Island Blvd., Suite 205
San Mateo, California 94404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (650) 358-3456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On November 20, 2006, SciClone Pharmaceuticals, Inc., a Delaware corporation (“SciClone”), announced that Alfred Rudolph, M.D., departed from his position as SciClone’s Chief Operating Officer and all other positions that he held at SciClone and its subsidiaries, including without limitation all other positions that he held with SciClone’s wholly-owned subsidiary SciClone Pharmaceuticals International Ltd. (“SPIL”) and all of SPIL’s subsidiaries, effective as of November 17, 2006. The Company is actively working to identify a successor. In the interim, Friedhelm Blobel, Ph.D., the Company’s President and Chief Executive Officer, will assume the duties and functions of the position. The press release announcing Dr. Rudolph’s departure is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release issued by SciClone Pharmaceuticals, Inc., dated November 20, 2006, announcing that Alfred Rudolph, M.D. is Leaving as Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCICLONE PHARMACEUTICALS, INC.
Dated: November 21, 2006

/s/ Richard A. Waldron
Richard A. Waldron
Chief Financial Officer